                                                                    Exhibit 21.1

                           SUBSIDIARIES OF BUCA, INC.

1.      BUCA (DT Minneapolis), Inc., a Minnesota corporation*
2.      BUCA (Eden Prairie), Inc., a Minnesota corporation*
3.      BUCA (Gannon Road), Inc., a Minnesota corporation*
4.      BUCA (DT Milwaukee), Inc., a Minnesota corporation*
5.      BUCA (Lakeview Chicago), Inc., a Minnesota corporation*
6.      BUCA (Wheeling), Inc., a Minnesota corporation*
7.      BUCA (Indianapolis), Inc., a Minnesota corporation*
8.      BUCA (Encino), Inc., a Minnesota corporation*
9.      BUCA (Pasadena), Inc., a Minnesota corporation*
10.     BEPPO (DT San Francisco), Inc., a Minnesota corporation*
11.     UNA FAMIGLIA (Palo Alto), Inc., a Minnesota corporation*
12.     BUCA (Campbell), Inc., a Minnesota corporation*
13.     UNA FAMIGLIA (DT Seattle), Inc., a Minnesota corporation*
14.     BUCA (Lynnwood), Inc., a Minnesota corporation*
15.     BUCA Restaurants, Inc., a Minnesota corporation
16.     BUCA (Kansas), Inc., a Kansas corporation*
17.     BUCA (Nevada), Inc., a Nevada corporation*
18.     BUCA (Kentucky), Inc., a Kentucky corporation*


    * The name under which each of these subsidiaries of BUCA, Inc. does business is "BUCA di BEPPO."